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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated September 8, 1999 on the financial statements of Sea Shell Galleries, Inc. included in and made part of the registration statement of Sea Shell Galleries, Inc. dated February 20, 2000.


February 20, 2000

/s/ James E. Scheifley & Associates, PC
     Certified Public Accountant